UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2026

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2026, the Board of Directors (the “Board”) of Palo Alto Networks, Inc. (the “Company”), upon the recommendation of the Compensation and People Committee of the Board, approved an Executive Change in Control and Severance Policy (the “Policy”). The Policy is designed to provide certain severance benefits to selected participants in connection with the involuntary termination of the participant’s employment during a specified change in control protection period, or, in certain cases, outside of a change in control protection period. Company employees with the title of Senior Vice President and above who execute a participation agreement with the Company have been designated as participants in the Policy, including the following executives: Nikesh Arora, the Company’s Chairman and Chief Executive Officer (the “CEO”), Dipak Golechha, the Company’s Chief Financial Officer, William “BJ” Jenkins, the Company’s President, and Lee Klarich, the Company’s Chief Product and Technology Officer.

Under the terms of the Policy, if an executive’s employment is terminated by the Company other than for “Cause,” death or “Disability” (each, as defined in the Policy) outside of the period beginning three months prior to a Change in Control (as defined in the Policy) and ending 12 months (or 18 months for the CEO) following a Change in Control (the “CIC Period”), then, subject to the executive’s timely execution and non-revocation of a separation agreement and release of claims with the Company, the executive will receive: (i) salary severance equal to a percentage (as described in the table below) of the executive’s base salary (“Salary Severance”); (ii) cash incentive severance equal to the sum of (a) the executive’s annual target cash incentive compensation opportunity, prorated based on the number of days elapsed in the fiscal year prior to the date of termination, minus the amount of any actual cash incentive award paid to the executive for a semi-annual performance period that occurs during such fiscal year and (b) to the extent the cash incentive award for the prior fiscal year has not been paid as of the date of termination of employment, 100% of the executive’s annual target cash incentive compensation opportunity for such prior fiscal year minus the amount of any actual cash incentive award paid to the executive for a semi-annual performance period that occurs during such fiscal year; (iii) health benefit severance equal to a number of months (as described in the table below) multiplied by the monthly COBRA premium required to continue group health, dental and vision coverage for the executive and their eligible dependents (“Health Benefit Severance”); and (iv) vesting acceleration for any time-based equity awards that otherwise would have vested for the specified number of months (as described in the table below) had the executive remained employed with the Company during such period, with equity awards subject to performance-based vesting conditions remaining outstanding and vesting, as to the portion of the award that otherwise would have vested had the executive remained employed with the Company during such period, based on actual achievement of the performance criteria upon the completion of the applicable performance period.

Participant	Salary Severance	Health Benefit Severance	Equity Acceleration
Executive Officers (including CEO)	100%	12 months	12 months

If an executive’s employment is terminated by the Company other than for Cause, death or Disability, or by the executive for “Good Reason” (as defined in the Policy) during the CIC Period, then subject to the executive’s timely execution and non-revocation of a separation agreement and release of claims with the Company, the executive will receive: (i) Salary Severance (based on the percentage described in the table below); (ii) cash incentive severance equal to a percentage (as described in the table below) of the executive’s annual target cash incentive compensation opportunity (“Cash Incentive Severance”); (iii) Health Benefit Severance (based on a number of months described in the table below); and (iv) vesting acceleration as to 100% of any equity awards that are outstanding and unvested, provided that the treatment of the performance conditions of awards that are subject to performance-based vesting conditions will be as set forth in the individual award agreement.

Participant	Salary Severance	Cash Incentive Severance	Health Benefit Severance
CEO	200%	200%	24 months
Other Executive Officers	150%	150%	18 months

If any payment or benefit payable to a participant constitutes a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the participant’s payments or benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the participant on an after-tax basis of the greatest amount of benefits.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Policy, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2026, the Board adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Amended and Restated Bylaws: (i) align the Company’s bylaws with recent amendments to the General Corporation Law of the State of Delaware and developments in current practice, including updates regarding notices to stockholders, stockholder lists, and Board action by consent in lieu of a meeting, (ii) clarify quorum and voting standards applicable to meetings of stockholders, (iii) update provisions regarding proxy authorizations, (iv) update provisions regarding the authority to call special meetings of the Board to include the lead independent director, if any, (v) update provisions regarding the representation of securities and interests held by the Company in other entities, (vi) update the Company’s indemnification provisions, and (vii) make certain other ministerial, technical and conforming changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of the Company, as adopted on August 20, 2026

10.1*	Executive Change in Control and Severance Policy

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the SEC; provided that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules (or similar attachments) so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Bruce Byrd
Bruce Byrd
Executive Vice President, General Counsel and Secretary

Date: August 21, 2026